UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2008

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2008, Allergan, Inc. (“Allergan”) appointed Dianne Dyer-Bruggeman, 59, to the position of Executive Vice President, Human Resources and to serve as a member of Allergan’s Executive Committee. Prior to joining Allergan, Ms. Dyer-Bruggeman served as Senior Vice President, Global Human Resources for Broadcom Corporation (“Broadcom”), where she oversaw Broadcom’s human resources department. Broadcom is a global technology company based in Irvine, California with over 6,800 employees. Ms. Dyer-Bruggeman joined Broadcom in 2004. From 1995 to 2004, Ms. Dyer-Bruggeman served as Vice President, Human Resources for Titan Corporation (“Titan”). Before being acquired by L-3 Communications in 2005, Titan was a leading provider of comprehensive information and communications products, solutions, and services predominantly focused on the defense and homeland security industries. While at Titan, Ms. Dyer-Bruggeman oversaw Titan’s human resources organization as the company grew from 1,000 to more than 11,000 employees, largely through acquisitions of more than 25 companies. Ms. Dyer-Bruggeman graduated from Ithaca College in New York with a B.A. in language and education.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: December 2, 2008	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Assistant Secretary